SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

WARP TECHNOLOGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33197	88-0467845
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

200 Railroad Avenue, Greenwich, Connecticut 06830

(Address of Principal Executive Offices)

(203) 422-2950

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The registrant, Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings (the “Company” or “Halo”) hereby amends its Current Report on Form 8-K filed November 1, 2005 to provide the required financial statements and pro forma financial information relating to the acquisition by the Company of (i) Tesseract Corporation, and (ii) the David Corporation, ProfitKey International, LLC, Foresight Software, Inc. and Process Software, LLC, as described in such Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

The following financial statements of the acquired businesses (i) Tesseract Corporation, and (ii) the David Corporation, ProfitKey International, LLC, Foresight Software, Inc. and Process Software, LLC, are submitted at the end of this Amendment to Current Report on Form 8-K/A, and are filed herewith and incorporated herein by reference:

Financial Statements	Page
Financial Statements of Tesseract Corporation for the Years ended June 30, 2005 and June 30, 2004.	F-1

Financial Statements of Process Software, LLC and Affiliates (consisting of David Corporation, ProfitKey International, LLC, Foresight Software, Inc. and Process Software, LLC) for the Years ended June 30, 2005 and June 30, 2004.

F-17

(b) Pro forma financial information.

The following pro forma financial information of the Company and the acquired businesses (i) Tesseract Corporation, and (ii) the David Corporation, ProfitKey International, LLC, Foresight Software, Inc. and Process Software, LLC, is submitted at the end of this Amendment to Current Report on Form 8-K/A, and is filed herewith and incorporated herein by reference:

Pro Forma Financial Information	Page

Warp Technology Holdings, Inc. and Tesseract Corporation, the David Corporation, ProfitKey International, LLC, Foresight Software, Inc. and Process Software, LLC Unaudited Pro Forma Consolidated Condensed Financial Statements.

F-36

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2006	Warp Technology Holdings, Inc. By: /s/ Ernest C. Mysogland Name: Ernest C. Mysogland Title: Executive Vice President, Chief Legal Officer and Secretary

FINANCIAL STATEMENTS

Tesseract Corporation

Years ended June 30, 2005 and 2004

with Report of Independent Registered Public Accounting Firm

Tesseract Corporation

Financial Statements

Report of Independent Registered Public Accounting Firm

The Shareholders

Tesseract Corporation

We have audited the accompanying balance sheet of Tesseract Corporation (the “Company”) as of June 30, 2005, and the statements of income, shareholder’s deficit, and cash flows for the years ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tesseract Corporation as of June 30, 2005, and the results of its operations and its cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States.

Mahoney Cohen & Company, CPA, P.C.

January 6, 2006

New York, NY

Tesseract Corporation

Balance Sheet

June 30, 2005
Assets
Current assets:
Cash	$825,104
Accounts receivable, net of allowance for doubtful accounts of $2,809	126,630
Prepaid expenses and other current assets	89,036

Total current assets	1,040,770

Property and equipment, net of accumulated depreciation of $193,316	6,120
Intangible assets, net of accumulated amortization of $1,225,918	94,302
Due from affiliates	3,198,463

Total assets	$4,339,655

Liabilities and shareholder’s deficit
Current liabilities:
Accounts payable	$226,856
Other accrued liabilities	368,186
Due to affiliates	156,041
Loan payable	82,174
Note payable	72,442
Deferred revenue-current portion	4,649,081

Total current liabilities	5,554,780

Deferred revenue-long-term portion	101,734

Total liabilities	5,656,514

Commitments

Shareholder’s deficit:
Common stock, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding at June 30, 2005	1
Additional paid in capital	1,805,469
Accumulated deficit	(3,122,329)

Total shareholder’s deficit	(1,316,859)

Total liabilities and member’s deficit	$4,339,655

See accompanying notes.

Tesseract Corporation

Statements of Income

	Years ended June 30,
	2005	2004
Revenues:
Products	$762,585	$127,604
Services	9,136,808	10,649,571

Total revenues	9,899,393	10,777,175
Cost of revenues:
Cost of products	85,647	128,767
Cost of services	1,522,840	1,637,651

Total cost of revenues	1,608,487	1,766,418

Gross profit	8,290,906	9,010,757
Operating expenses:
Selling, general, and administrative expenses	2,974,832	3,570,116
Research and development expenses	1,803,455	1,671,009
Depreciation and amortization	200,174	256,093
Management fees to Platinum Equity, LLC	2,575,000	2,400,000

Total operating expenses	7,553,461	7,897,218

Income from operations	737,445	1,113,539
Other income (expense):
Interest income	258,018	237,204
Interest expense	(102,354)	(85,853)
Other income (expense), net	12,000	(10,127)

Income before provision (benefit) for income taxes	905,109	1,254,763
Provision (benefit) for income taxes	(2,281)	43,066

Net income	$907,390	$1,211,697

Earnings per share	$9,073.90	$12,116.97

Weighted-average number of common shares	100	100

See accompanying notes.

Tesseract Corporation

Statements of Shareholder’s Deficit

For the Years Ended June 30, 2005 and 2004

	Common Stock			Accumulated Other Comprehensive (Loss)		Total Shareholder’s Deficit
	Shares	Amount	Paid in Capital		Accumulated Deficit
Balance at July 1, 2003	100	$1	$496,419	$(53,253)	$(3,921,436)	$(3,478,269)
Contributions		—	500,000	—	—	500,000
Distributions		—	—	—	(1,319,980)	(1,319,980)
Unrealized holding gain arising during the year		—	—	38,423	—	38,423
Reclassification adjustment for realized loss		—	—	14,830	—	14,830
Net income		—	—	—	1,211,697	1,211,697

Balance at June 30, 2004		1	996,419	—	(4,029,719)	(3,033,299)
Contributions		—	809,050	—	—	809,050
Net income		—	—	—	907,390	907,390

Balance at June 30, 2005		$1	$1,805,469	$—	$(3,122,329)	$(1,316,859)

See accompanying notes.

Tesseract Corporation

Statements of Cash Flows

	Year ended June 30
	2005	2004
OPERATING ACTIVITIES
Net income	$907,390	$1,211,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	200,174	256,093
Loss on sale of investments	—	14,830
Provision for bad debt	2,810	(26,711)
Changes in operating assets and liabilities:
Accounts receivable	55,097	289,950
Due from affiliates	(258,018)	(237,204)
Prepaid expenses and other assets	(11,869)	(20,770)
Accounts payable	2,232	(220,309)
Other accrued liabilities	(105,951)	(141,873)
Due to affiliates	1,927	(118,649)
Deferred revenue	(543,360)	132,418

Net cash provided by operating activities	250,432	1,139,472
INVESTING ACTIVITIES
Purchases of property and equipment	(3,760)	(5,589)
Proceeds from sale of securities	—	1,282,307

Net cash (used in) provided by investing activities	(3,760)	1,276,718
FINANCING ACTIVITIES
Shareholder distributions	—	(1,319,965)
Shareholder contributions	809,050	500,000
Repayments of note payable	(1,271,256)	(500,000)
Repayments of loan payable	(410,870)	—

Net cash used in financing activities	(873,076)	(1,319,965)
Net (decrease) increase in cash	(626,404)	1,096,225
Cash at beginning of year	1,451,508	355,283

Cash at end of year	$825,104	$1,451,508

Supplemental disclosures of cash flow information
Cash paid for income taxes	$22,080	$43,066

Cash paid for interest	$102,354	$85,853

See accompanying notes.

Tesseract Corporation

Notes to Financial Statements

June 30, 2005

1. Organization and Nature of Business

In January of 1999, Platinum Equity, LLC (“Platinum”), purchased Tesseract Corporation (“Tesseract” or “Company”) from Ceridian Corporation and Tesseract became a wholly owned subsidiary of Platinum. On October 26, 2005, the Company was acquired by WARP Technology Holdings, Inc. operating under the name Halo Technology Holdings, a publicly traded company. (See note 7). On December 31, 2004, Westgarde Holdings, Inc. (“Westgarde”), owned by Platinum, merged with Tesseract. Westgarde’s issued and outstanding shares of common stock were retired and cancelled, Westgarde ceased to exist and Tesseract was the surviving entity, Due to the common ownership of the companies, Tesseract’s financial statement give effect to the merger as of July 1, 2003.

Tesseract, headquartered in San Francisco, is a total HR solutions provider offering an integrated Web-enabled HRMS suite. Tesseract’s Web-based solution suite allows HR users, employees and external service providers to communicate securely and electronically in real time. The integrated nature of the system allows for easy access to data and a higher level of accuracy for internal reporting, assessment and external data interface. Tesseract’s customer base features Fortune 100 corporations operating in a diverse range of industries, including financial services, transportation, utilities, insurance, manufacturing, petroleum, pharmaceuticals and retail.

Tesseract Corporation

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Cash

The Company typically maintains cash at commercial banks. At times, bank account balances exceed FDIC insurance limits. Generally, the FDIC insures depositor funds up to $100,000.

Concentration of Credit Risk and Certain Other Risks

Financial instruments that subject the Company to concentrations of credit risk include accounts receivable. The Company sells its products and services primarily to end-users in the United States and limited in Canada. Credit is extended based on an ongoing evaluation of the customer’s financial condition and, generally, collateral is not required. The Company maintains allowances for potential credit losses based on management’s evaluation of the customer’s financial condition, past collection history, and age of the accounts receivable balances. Historically, losses have been within the range of management’s expectations.

Fair Value of Financial Instruments

At June 30, 2005, the respective carrying values of the Company’s financial instruments, including accounts receivable, accounts payable, accrued liabilities, loans payable and notes payable approximated their fair values.

Comprehensive Income

Comprehensive income is comprised of net income or loss and unrelated gain or loss on marketable securities for the year ended June 30, 2004. For the year ended June 30, 2005, comprehensive income consisted of net income only. Comprehensive income for the year ended June 30, 2004 is as follows:

Net income	$1,211,697
Unrealized holding gain during the year	38,423
Reclassification adjustment for realized loss	14,830

Comprehensive income	$1,264,950

Tesseract Corporation

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Marketable Securities

Marketable securities are stated at fair value as determined by quoted market price. The Company has classified its securities as investments available for sale pursuant to Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” The related unrealized holding gains and losses are excluded from operations and recorded in Accumulated Other Comprehensive Loss on the Statement of Shareholders Equity. Realized gains and losses and declines in value judged to be other-than-temporary on marketable securities are included in other expense. In September 2003, the Company sold all of its Marketable Securities and recognized a loss of $14,830 for the year ended June 30, 2004.

Property and Equipment

Property and equipment recorded as part of the acquisition by Platinum was recorded at fair value. Property and equipment acquired subsequent to the date of the acquisition is recorded at cost. Significant renewals and betterments to property and equipment are capitalized and maintenance and repairs that do not improve or extend the lives of the assets are expensed as incurred. When assets are sold, replaced, or otherwise retired, the cost and related accumulated depreciation or amortization is eliminated from the accounts in the year of disposal and the related gains and losses are included in income. Depreciation or amortization is computed on the straight-line method over one to three years, the estimated useful lives of the assets.

Intangible Assets

Amortization of intangible assets is computed using the straight-line method over seven years, the useful lives of the assets.

Earnings Per Share

Earnings per share has been calculated by dividing net income by the weighted-average shares outstanding.

Tesseract Corporation

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenues are derived from the licensing of software, maintenance contracts, training, and other consulting services.

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended. In arrangements that include rights to multiple software products and/or services, the Company allocates and defers revenue for the undelivered items, based on vendor-specific objective evidence of fair value, and recognizes the difference between the total arrangement fee and the amount deferred for the undelivered items as revenue. In arrangements in which the Company does not have vendor-specific objective evidence of fair value of maintenance, and maintenance is the only undelivered item, the Company recognizes the total arrangement fee ratably over the contractual maintenance term.

Software license revenues are recognized upon receipt of a purchase order and delivery of software, provided that the license fee is fixed or determinable; no significant production, modification, or customization of the software is required; and collection is considered probable by management.

Service revenue for maintenance contracts is deferred and recognized ratably over the term of the agreement. Revenue from training and other consulting services is recognized as the related services are performed.

At June 30, 2005, the Company recorded deferred revenue of $4,750,815, primarily for customer upfront payments on maintenance contracts and arrangements for which the Company is recognizing the total arrangement fee ratably over the contractual maintenance term.

Cost of Revenue

Cost of revenue includes costs related to product and service revenue. Cost of product revenue includes third-party licensing fees. Cost of service revenue includes salaries, benefits, and overhead costs associated with employees providing maintenance and technical support, training and consultant services. Third-party consultant fees are also included in cost of service revenue.

Tesseract Corporation

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the future discounted cash flows compared to the carrying amount of the asset.

Income Taxes

The Company is an S corporation and is treated as a disregarded entity for federal income tax purposes and, therefore, is not liable for United States (“U.S.”) federal income taxes. As an S corporation, the Company’s taxable income is included in the income tax returns of the shareholder. However, some states do not recognize the disregarded entity status and, therefore, the Company will continue to be taxed as a C corporation within those states. Additionally, there are certain states in the U.S. that assess a fee against S corporations. Accordingly, for those various states, the Company utilizes the liability method to determine the provision for income taxes.

Income tax expense and benefit relates to state income taxes and income tax refunds. The book and tax basis of the assets and liabilities with the exception of deferred revenue, intangible assets and accrued interest receivable are the same. Since the Company is an S corporation, a deferred tax asset or liability was not recorded.

Shipping and Handling Costs

Costs to ship products from the Company’s facilities to customers are recorded as a component of cost of products in the statements of income.

Advertising Expense

The Company expenses the costs of advertising when incurred. Advertising expense was $43,899 and $9,141 for the years ended June 30, 2005 and 2004, respectively.

Research and Development and Software Development Costs

Research and development expenses are charged to operations as incurred. Software development costs, which are required to be capitalized pursuant to Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, have been insignificant. Accordingly, no software development costs have been capitalized. Research and development expense was $1,803,455 and $1,671,009 for the years ended June 30, 2005 and 2004, respectively.

Tesseract Corporation

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for the interim period beginning July 1, 2006. The Company believes the adoption will not have an effect on our results of operations.

Tesseract Corporation

Notes to Financial Statements (continued)

3. Property and Equipment

At June 30, 2005, property and equipment consisted of the following:

Computer Equipment	$199,436
Less accumulated depreciation	(193,316)

Property and equipment, net	$6,120

Depreciation expense was $11,570 and $67,489 for the years ended June 30, 2005 and 2004 respectively.

4. Intangible Assets

At June 30, 2005, intangible assets consisted of the following:

	Gross Carrying Amount	Accumulated Amortization	Net
Customer relationships	$1,320,220	$1,225,918	$94,302

Amortization expense was $188,604 for each of the years ended June 30, 2005 and 2004.

Amortization expense for the year ending June 30, 2006 will be $94,302 relating to customer relationships.

Tesseract Corporation

Notes to Financial Statements (continued)

5. Related Party Transactions

Note Receivable, Management Fees and Expense Reimbursements

The Note Receivable from Platinum was $3,198,463 for the year ended June 30, 2005. The Promissory Note has a principal amount of $2,000,000 with interest on unpaid principal amount at an interest rate equal to eight and one-half percent per annum due January 14, 2009. At June 30, 2005, accrued interest was $1,198,463. Interest income was $258,018 and $237,204 for the years ended June 30, 2005 and 2004, respectively.

The Company is party to a management agreement with Platinum that requires Platinum to provide the Company with financial, management and strategic services. The Company incurred management fees of $2,575,000 and $2,400,000 to Platinum for the years ended June 30, 2005 and 2004, respectively.

Expenses incurred by Platinum on behalf of the Company were $2,362 and $4,501 for the years ended June 30, 2005 and 2004, respectively. Such expense reimbursements are recorded in general and administrative expenses in the accompanying statements of operations. At June 30, 2005, the Company had $156,041 payable to Platinum for management fees and expense reimbursements.

Transactions with Affiliates

The Company enters into certain transactions with companies that are owned directly or indirectly by Platinum. Sales to affiliates were $12,000 during the year ended June 30, 2005. Purchases from affiliates were $1,673 and $14,523 during the years ended June 30, 2005 and 2004, respectively, and were included in selling, general, and administrative expenses in the statements of operations.

6. Notes and Loans Payable

The Company has a loan payable to a bank in the amount of $82,174 that bears interest at the bank’s prime lending rate (6.25% at June 30, 2005). The loan was due July 2005 and was paid in full.

The Company has an unsecured note payable to a lender in the amount of $72,442 that bears interest at 8.0% annually. The loan was due July 2005 and was paid in full.

Tesseract Corporation

Notes to Financial Statements (continued)

7. Commitments

Leases

The Company has operating leases for certain office facilities. Rental expense for the years ended June 30, 2005 and 2004 was approximately $471,000 and $392,000, respectively. Future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of June 30, 2005, are as follows:

2006	$471,345
2007	392,790

Total minimum lease payments	$864,135

Rental income in connection with a sublease was approximately $79,000 for the year ended June 30, 2004.

8. Employee Benefits

The Company has a 401(k) plan which includes an employer match of 50% of the first 6% of a participant’s eligible contributions. The Company made matching contributions of $78,149 and $96,498 for the years ended June 30, 2005 and 2004, respectively.

9. Subsequent Event

On October 26, 2005, WARP Technology Holdings, Inc. operating under the name Halo Technology Holdings (“Halo”) completed the transactions contemplated by that certain Merger Agreement (“the “Merger Agreement”) dated as of September 12, 2005 with Tac/Halo, Inc., a wholly owned subsidiary of Halo (the “Merger Sub”), Tesseract and Platinum Equity, LLC (“Seller”). Under the terms of the Merger Agreement, Tesseract shall be merged with and into the Merger Sub (the “Merger”) and shall survive as a wholly-owned subsidiary of Halo. The aggregate consideration shall consist of (a) $4,500,000 in cash payable at the closing of the Merger, (b) 7,045,454 shares of Series D Preferred Stock as calculated by dividing $7,750,000 by $1.10, (c) a Promissory Note in the original principal amount of $1,750,000, delivered at closing and payable no later than March 31, 2006, and (d) a Working Capital Adjustment of $1,000,000 to be paid no later than November 30, 2005 (which have not been paid). If the Promissory Note is paid on or before March 31, 2006, Platinum will return for cancellation, without additional consideration from the Company, 909,091 shares of Series D Preferred Stock to Halo.

In addition, the amount due from Platinum at the closing was forgiven by the Company and accordingly, will not be collected by the Company.

COMBINED FINANCIAL STATEMENTS

Process Software, LLC and Affiliates

Years ended June 30, 2005 and 2004

With Report of Independent Registered Public Accounting Firm

Process Software, LLC and Affiliates

Combined Financial Statements

Report of Independent Registered Public Accounting Firm

The Members and Shareholders

Process Software, LLC and Affiliates

We have audited the accompanying combined balance sheet of Process Software, LLC and Affiliates (the “Company”) as of June 30, 2005, and the combined statements of operations, member’s and shareholder’s equity, and cash flows for the years ended June 30, 2005 and 2004. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Process Software, LLC and Affiliates as of June 30, 2005, and the combined results of their operations and their cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States.

Mahoney Cohen & Company, CPA, P.C.

January 6, 2006

New York, NY

Process Software, LLC and Affiliate s

Combined Balance Sheet

June 30, 2005
Assets
Current assets:
Cash and cash equivalents	$983,630
Accounts receivable, net of allowances of $112,281 Due from affiliates	1,546,015 22,138
Prepaid expenses and other assets	322,782

Total current assets	2,874,565

Property and equipment, net of accumulated depreciation of $2,411,177	101,540
Other assets	111,154
Goodwill	1,642,760
Intangible assets, net of accumulated amortization of $7,307,910	5,992,090

Total assets	$10,722,109

Liabilities and member’s and shareholder’s equity
Current liabilities:
Accounts payable and accrued expenses	$1,214,904
Deferred revenues—current portion	5,688,873
Due to Platinum Equity, LLC	2,259,460

Total current liabilities Deferred revenues—long term	9,163,237 20,323
Commitments
Member’s and shareholder’s equity:
Member’s equity Common stock Paid in capital	2,026,293 120,000 3,672,736
Accumulated deficit	(4,280,480)

Total member’s and shareholder’s equity	1,538,549

Total liabilities and member’s and shareholder’s equity	$10,722,109

See accompanying notes.

Process Software, LLC and Affiliates

Combined Statements of Operations

	Year ended June 30 2005	Year-ended June 30 2004
Revenues:
Products	$2,463,329	$2,578,529
Service	13,654,402	15,364,931

Total revenues	16,117,731	17,943,460
Cost of revenues:
Cost of products	684,046	830,834
Cost of services	1,785,936	2,127,438

Total cost of revenues	2,469,982	2,958,272

Gross profit	13,647,749	14,985,188
Operating expenses:
Engineering and development	3,412,322	3,780,801
Selling and marketing	1,613,641	2,126,612
General and administrative	3,873,562	4,025,906
Depreciation and amortization	1,611,512	1,543,197
Management fees to Platinum Equity, LLC	2,916,046	4,509,677

Total operating expenses	13,427,083	15,986,193

Income (loss) from operations	220,666	(1,001,005)
Other income (expense):
Interest income, net	(35,924)	17,488
Other expense, net	(2,248)	(84,938)

Income (loss) before provision for taxes	182,494	(1,068,455)
Provision for Income taxes	22,707	6,900

Net income (loss)	$159,787	$(1,075,355)

See accompanying notes.

Process Software, LLC and Affiliates

Combined Statements of Member’s and Shareholder’s Equity

	Member’s Equity	David Common Stock		Foresight Common Stock		Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Totals
		Shares	Amount	Shares	Amount
Balance at June 30, 2003	$1,003,019	10	$—	12,000,000	$120,000	$3,568,394	$(3,406,637)	$(109,986)	$1,174,790
Contributions		—		—	—	104,342			104,342
Distributions to Shareholder		—	—	—	—		(135,000)		(135,000)
Distributions to Member	(6,251)	—	—	—	—				(6,251)
Unrealized holding gain arising during the year								41,039	41,039
Reclassification adjustment for realized loss								68,947	68,947
Net loss	(684,038)						(391,317)		(1,075,355)

Balance at June 30, 2004	312,730	10	—	12,000,000	120,000	3,672,736	(3,932,954)	—	172,512
			—	—	—
Contributions	1,306,250		—	—	—	—			1,306,250
Distributions to Shareholder			—	—	—		(100,000)		(100,000)
Net income (loss)	407,313						(247,526)		159,787

Balance at June 30, 2005	$2,026,293	10	—	12,000,000	$120,000	$3,672,736	$(4,280,480)	$—	$1,538,549

See accompanying notes.

Process Software, LLC and Affiliates

Combined Statements of Cash Flows

	Year ended June 30, 2005	Year ended June 30, 2004
Operating activities
Net income (loss)	$159,787	($1,075,355)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	1,611,512	1,543,197
Loss on sale of securities		68,947
Changes in operating assets and liabilities:
Accounts receivable	251,954	333,473
Due from affiliate Prepaid expenses and other assets Other assets	14,907 103,102 35,600	(3,387 70,293 13,093)
Accounts payable and accrued expenses	401,571	(467,159)
Due to affiliates	(3,519,528)	(547,820)
Deferred revenue	(790,071)	(668,804)

Net cash used in operating activities	(1,731,166)	(733,522)
Investing activities
Purchases of property and equipment	(61,912)	(170,789)
Sale of marketable securities	—	451,117

Net cash (used in) provided by investing activities	(61,912)	280,328
Financing activities
Stockholder’s and member’s distributions	(100,000)	(141,251)
Member’s contribution	1,306,250	104,342

Net cash provided by (used in) in financing activities	1,206,250	(36,909)

Net decrease in cash and cash equivalents	(586,828)	(490,103)
Cash and cash equivalents at beginning of year	1,570,458	2,060,561

Cash and cash equivalents at end of year	$983,630	$1,570,458

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$22,707	$6,900

Cash paid for interest	$35,770	$40,042

See accompanying notes

Process Software, LLC and Affiliates

Notes to Combined Financial Statements

June 30, 2005

1. Organization and Nature of Business

The combined financial statements include Process Software, LLC (“Process”), David Corporation (“David”), ProfitKey International, LLC (“ProfitKey”) and Foresight Software, Inc. (“Foresight”) (combined the “Company”). These four entities are affiliated through common ownership and management. Platinum Equity, LLC (“Platinum”) either directly or indirectly owns all the common stock or complete membership interest in these affiliated companies. All intercompany balances and transactions have been eliminated in combination.

Process designs, develops and markets networking software solutions, including a suite of TCP/IP applications and services for Compaq’s OpenVMS Alpha and VAX systems. Process focuses on providing the most advanced, secure and reliable networking software available. Process products are cross-platform, directory-centric solution sets for the administration and proactive provisioning of secure reliable end-to-end network services and applications.

David provides risk management information systems, and serves clients ranging from Fortune 500 companies to public entities and third-party administrators. David offers client/server-based products to companies that provide their own workers’ compensation and liability insurance.

ProfitKey designs, develops and markets ERP Software and Manufacturing Execution Software (“MES”) to small to mid-market make-to-order/make-to-stock manufacturers. ProfitKey focuses on providing a comprehensive solution including quality control, engineering change management and e-commerce capabilities. ProfitKey’s products are written using the GUPTA programming language and operate on the Oracle, SQL server and Linux database platforms.

Foresight designs, develops and markets ERP and SMS software to small to mid-market make-to-order/make-to-stock manufacturers. The Foresight’s products are written using the Progress programming language and operate on the Progress database platform.

Process Software, LLC and Affiliates

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk and Major Customers

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable.

The credit risk with respect to accounts receivable is limited due to the creditworthiness of the Company’s customers, and the Company’s credit and collection policies. The Company performs ongoing credit evaluations of its customers, generally does not require collateral and maintains allowances for potential credit losses which, when realized, have been within the range of management’s expectations. No one customer accounted for a significant percentage of the Company’s revenue during the years ended June 30, 2004 or 2005. Additionally, no one customer accounted for a significant percentage of the Company’s accounts receivable at June 30, 2005.

Cash and Cash Equivalents

The Company invests its excess cash primarily in money market mutual funds. Accordingly, these investments are subject to minimal credit and market risk. For financial reporting purposes, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes

Process and ProfitKey are single member limited liability companies that are treated as a disregarded entity for federal income tax purposes and, therefore, are not liable for United States (“U.S.”) federal income taxes. As a limited liability company treated as a disregarded entity, the Process and ProfitKey’s taxable income is included in the income tax returns of the member. However, some states do not recognize the disregarded entity status and, therefore, the Company will continue to be taxed as a C corporation in those states. Additionally, there are certain states in the U.S. that assess a fee against limited liability companies. Accordingly, for those various states, the Company utilizes the liability method to determine the provision for income taxes.

Process Software, LLC and Affiliates

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

David and Foresight are entities that are an S corporation and are treated as a disregarded entity for federal income tax purposes and, therefore, are not liable for United States (“U.S.”) federal income taxes. As an S Corporation they are treated as a disregarded entity, the David and Foresight’s taxable income is included in the income tax returns of the shareholder. However, some states do not recognize the disregarded entity status and, therefore, the Company will continue to be taxed as a C corporation in those states. Additionally, there are certain states in the U.S. that assess a fee against S corporations. Accordingly, for those various states, the Company utilizes the liability method to determine the provision for income taxes.

Income tax expense relates to state income taxes. The book and tax basis of the assets and liabilities with the exception of deferred revenue, intangible assets and goodwill are the same. Since the Company comprises of entities that are limited liability companies and S corporations, a deferred tax asset or liability was not recorded.

Property and Equipment

Property and equipment recorded are cost. Property and equipment acquired subsequent to the date of acquisition is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the estimated life of the asset or lease term.

Engineering and Development and Software Development Costs

Engineering and development expenses are charged to operations as incurred. Software development costs incurred subsequent to the establishment of technological feasibility are capitalized. Based on the Company’s product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly no software development costs have been capitalized.

Process Software, LLC and Affiliates

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Goodwill and Intangible Assets

Intangible assets are primarily comprised of customer relationships, and developed technology. Goodwill represents acquisition costs in excess of the net assets of businesses acquired. In accordance with SFAS 142, “Goodwill and Other Intangible Assets” goodwill is no longer amortized; instead goodwill is tested for impairment on an annual basis. We assess the impairment of identifiable intangibles and goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider to be important which could trigger an impairment review include the following:

•	Significant underperformance relative to expected historical or projected future operating results;

•	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

•	Significant negative industry or economic trends.

When we determine that the carrying value of intangibles and other long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, we record an impairment charge. We measure any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Process Software, LLC and Affiliates

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenues are derived from the licensing of software, annual maintenance contracts software, training and other support services.

Software license revenues are recognized upon receipt of a purchase order and delivery of software, provided that the license fee is fixed or determinable; no significant production, modification, or customization of the software is required; and collection is considered probable by management. For licensing of the Company’s software through its indirect sales channel, revenue is recognized when the distributor sells the software to its end-users, including value-added resellers. For licensing of the Company’s software to independent software vendors, revenue is recognized upon shipment to the independent software vendors. For licensing of the Company’s software through it’s indirect Sales channel revenue is recognized when the distributor sells the software to it’s end-user, including value-added resellers. For licensing of the Company’s software to independent software vendors, revenue is recognized upon shipment to the independent software vendors.

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended. In arrangements that include rights to multiple software products and/or services, the Company allocates and defers revenue for the undelivered items, based on vendor-specific objective evidence of fair value, and recognizes the difference between the total arrangement fee and the amount deferred for the undelivered items as revenue. In arrangements in which the Company does not have vendor-specific objective evidence of fair value of maintenance, and maintenance is the only undelivered item, the Company recognizes the total arrangement fee ratably over the contractual maintenance term.

Service revenue for annual maintenance contracts is deferred and recognized ratably over the term of the agreement. Revenue from training and other services is recognized as the related services are performed.

Deferred Revenue

At June 30, 2005, the Company recorded deferred revenue of $5,709,196 primarily for customer upfront payments on maintenance contractual arrangements for which the Company is recognizing the total arrangement fee ratably over the contractual maintenance term.

Process Software, LLC and Affiliates

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Cost of Revenue

Cost of revenue includes costs related to product and service revenue. Cost of product revenue includes material, packaging, shipping, and other production costs. Cost of service revenue includes salaries, benefits, and overhead costs associated with employees providing maintenance and technical support, training, and consulting services. Third-party consultant fees are also included in cost of service revenue.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the future discounted cash flows compared to the carrying amount of the asset.

Comprehensive Income

For the year ended June 30, 2004, comprehensive loss consist of following:

Net loss	$(1,075,355)
Unrealized holding gain arising during the year	41,039
Reclassification adjustment for realized loss	68,947

Comprehensive loss	$(965,369)

For the year ended June 30, 2005, comprehensive income consisted of net income only.

Marketable Securities

Marketable securities are stated at fair value as determined by quoted stock price. The Company has classified its securities as investments available for sale pursuant to Statement of Financial Accounting Standards No.115 “Accounting for Certain Investments in Debt and Equity Securities”. The related unrealized holding gains or losses are excluded from operations and recorded in Accumulated Other Comprehensive Loss on the Combined Statement of Member’s and Shareholder’s Equity. Realized gains and losses and declines in value judged to be other than temporary on marketable securities are included in other expense. In May 2004, the Company sold all of its securities for proceeds of approximately $451,000 and recognized a loss of approximately $69,000 for the year ended June 30, 2004.

Process Software, LLC and Affiliates

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

At June 30, 2005, the respective carrying values of the Company’s financial instruments, including receivables, accounts payable, and accrued liabilities, approximated their fair values.

Shipping and Handling Costs

Costs to ship products from the Company’s warehouse facilities to customers are recorded as a component of cost of products in the combined statement of operations.

Advertising Expense

The Company expenses the costs of advertising when incurred. Advertising expense were $20,000 and $9,000 for the years ended June 30, 2005 and 2004, respectively.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment”, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for the period beginning July 1, 2006. The adoption of SFAS No. 123 (R) will not have an effect on our results of operations.

Process Software, LLC and Affiliates

Notes to Combined Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Earnings (Loss) Per Share

Earnings (Loss) per share for the years ended June 30, 2005 and 2004 is not applicable to the Company as they are a combination of privately held companies that are different legal entities, and accordingly, the weighted-average number of common shares outstanding is not determinable.

3. Property and Equipment

Property and equipment consisted of the following:

June 30, 2005
Computer equipment	$1,482,510
Furniture and fixtures Leasehold improvements	757,409 272,798

2,512,717
Less accumulated depreciation and amortization	2,411,177

$101,540

Depreciation and amortization expense was $199,012 in 2005 and $130,697 in 2004.

Process Software, LLC and Affiliates

Notes to Combined Financial Statements (continued)

4. Intangible Assets

Intangible assets are amortized on a straight-line basis over their expected useful lives ranging from eight to ten years. Amortization expense was $1,412,500 in 2005 and 2004.

Intangible assets consisted of the following:

	Amortization Period (in Years)	June 30
		2005
Customer relationships	10	$10,000,000
Technology—core and developed	8	3,300,000

		13,300,000
Less accumulated amortization		7,307,910

		$5,992,090

The Company expects to incur amortization expense of the following:

Year ending June 30:
2006	$1,413,000
2007	1,413,000
2008	1,344,000
2009	1,000,000
2010	822,000

$5,992,000

Process Software, LLC and Affiliates

Notes to Combined Financial Statements (continued)

5. Related Party Transactions

Management Fees and Expense Reimbursements

The Company is party to a management agreement with Platinum that requires Platinum to provide the Company with financial, management and strategic services. The Company incurred management fees of $2,916,046 and $4,509,677 to Platinum in 2005 and 2004, respectively. At June 30, 2005, $2,259,460 was payable to Platinum Equity, LLC for unpaid management fees.

Expenses incurred by Platinum on behalf of the Company were $165,491 and $826,041 during 2005 and 2004, respectively. Such expense reimbursements are recorded in general and administrative expense in the accompanying combined statements of operations.

The Company paid approximately $36,000 and $35,000, interest to Platinum for the years ended June 30, 2005 and 2004, respectively.

Transactions with Affiliates

The Company enters into certain transactions with companies that are owned directly or indirectly by Platinum. Purchases from affiliates were $181,225 and $253,533 during the years ended June 30, 2005 and 2004, respectively, and were included in general, and administrative expense in the combined statements of operations. Amounts due from affiliates at June 30, 2005 were $22,138.

6. Lease Commitments

The Company has operating leases for its principle office facilities.

Future minimum lease payments required under all operating leases that have initial or remaining noncancelable lease terms in excess of one year as of June 30, 2005 are as follows:

Year ending June 30:
2006	$668,735
2007	572,488
2008	379,620

$1,620,843

Rent expense incurred under these leases for the years ended June 30, 2005 and 2004 were approximately $764,000 and $742,000, respectively.

Total minimum lease payments have not been reduced by $183,000 to be received in the future under a non-cancelable sublease with an uncombined affiliate. Rental income for the years ended June 30, 2005 and 2004 were approximately $88,000.

Note 7 - Common Stock

At June 30, 2005 and 2004, common stock consists of:

David Corporation, No par value:
Authorized - 10,000,000 shares
Issued and outstanding - 10 shares	$—

Foresight Software, Inc., $0.01 par value:
Authorized - 15,000,000 shares Issued and outstanding - 12,000,000	120,000

$120,000

Process Software, LLC and Affiliates

Notes to Combined Financial Statements (continued)

8. Employee Benefit Plan

The Company maintains a qualified defined contribution plan for all employees. The Company’s plan is part of Platinum’s defined contribution plan. Platinum’s plan allows participating companies to have different contribution and vesting formula. Participants may elect to defer up to 19% of their wages (subject to the annual limitations imposed by Section 402 of the Internal Revenue Code). The Company matches participant contributions at the rate of 50% of the first 6% of salary contributed. The Company made matching contributions of $139,166 and $168,776 in 2005 and 2004, respectively.

9. Segment Information

For the years ended June 30, 2005 and 2004, the breakdown of revenues and depreciation and amortization and total assets by segment were as follows:

	Year ended June 30, 2005
	Process	David	ProfitKey	Foresight	Total
Revenue
Products	$917,839	$391,266	$491,815	$662,409	$2,463,329
Service	8,320,292	1,887,756	2,395,812	1,050,542	13,654,402

Total	$9,238,131	$2,279,022	$2,887,627	$1,712,951	$16,117,731

Depreciations and Amortization	$1,567,496	$25,200	$13,570	$5,246	$1,611,512
Net income (loss)	$260,989	$(372,312)	$146,324	$124,786	$159,787
Total Assets	$9,155,899	$745,134	$446,310	$374,766	$10,772,109

	Year ended June 30, 2004
	Process	David	ProfitKey	Foresight	Total
Revenue
Products	$1,467,192	$415,942	$414,510	$280,885	$2,578,529
Service	9,574,852	2,013,645	2,388,011	1,388,423	15,364,931

Total	$11,042,044	$2,429,587	$2,802,521	$1,669,308	$17,943,460

Depreciations and Amortization	$1,486,779	$27,357	$23,411	$5,650	$1,543,197
Net income (loss)	$(644,418)	$101,770	$(39,620)	$(493,087)	$(1,075,355)
Total Assets	$10,735,257	$1,299,345	$674,089	$555,469	$13,264,160

No one customer accounted for more that 10% of the Company’s revenue for the years ended June 30, 2005 and 2004. The Company sells its product and services to customers primarily in North America.

Process Software, LLC and Affiliates

Notes to Combined Financial Statements (continued)

10. Subsequent Event

On October 26, 2005, WARP Technology Holdings Inc. (“Halo”) completed the transactions contemplated by WARP Technology Holdings Inc. operating under that certain Purchase Agreement (the “Purchase Agreement”) dated as of September 12, 2005 by and among the Halo and Platinum Equity, LLC (“Platinum”), EnergyTRACS Acquisition Corp. (the “Foresight Seller”) and Milgo Holdings, LLC (the “Process Seller” and together with Platinum and the Foresight Seller, the “Sellers”) for the acquisition of 100% of the Equity Interests in David, ProfitKey, Foresight, and Process (the “Acquisition”). Pursuant to the Purchase Agreement, Platinum sold, assigned and delivered 100% of the common stock of David and a 100% membership interest in ProfitKey, the Foresight Seller sold, assigned and delivered 100% of the common stock of Foresight, and the Process Seller sold, assigned and delivered a 100% membership interest in Process to Halo in exchange for the payment of an aggregate of $12,000,000.

In addition, the amount due to Platinum at the closing was not be assumed by the Company.

WARP TECHNOLOGIES HOLDINGS, INC.

TESSERACT Corporation/ Process Software, LLC and Affiliates

UNAUDITED PRO FORMA

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On October 26, 2005, Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings (the “Company” or “WARP”), completed the transactions contemplated by that certain Merger Agreement (the “Merger Agreement”) dated as of September 12, 2005 by and among the Company and TAC/Halo, Inc., a wholly owned subsidiary of the Company (the “Merger Sub”), Tesseract Corporation (“Tesseract”) and Platinum Equity, LLC (“Platinum”), as amended by Amendment No. 1 to Merger Agreement (the “Amendment”) dated October 26, 2005 by and among such parties and TAC/Halo, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“New Merger Sub”). Pursuant to the Merger Agreement, Tesseract was merged with and into the New Merger Sub (the “Merger”) which survived as a wholly-owned subsidiary of the Company. The Amendment provided that the Merger Consideration shall consist of (i) $4,500,000 in cash payable at Closing, (ii) 7,045,454 shares of Series D Preferred Stock of the Company, and (iii) $1,750,000 payable no later than March 31, 2006 and evidenced by a Promissory Note. The Amendment provided for a Working Capital Adjustment of $1,000,000 to be paid no later than November 30, 2005. If not paid by such date, at the option of the Seller, the Working Capital Adjustment may be converted into up to 1,818,181 shares of Series D Preferred Stock. Additionally, if the Working Capital Adjustment is not paid on or before November 30, 2005, the Company must pay Platinum a monthly transaction advisory fee of $50,000 per month, commencing December 1, 2005. Under the Amendment, Platinum agrees to retain 909,091 shares of Series D Preferred Stock delivered as part of the Merger Consideration. If the Promissory Note is paid on or before March 31, 2006, Platinum will return for cancellation, without additional consideration from the Company, 909,091 shares of Series D Preferred Stock to the Company. The Amendment further provides that the rights, preferences and privileges of the Series D Preferred Stock will adjust to equal the rights, preferences and privileges of the next round of financing if such financing is a Qualified Equity Offering (as defined in the Amendment). If the next round is not a Qualified Equity Offering, the rights, preferences and privileges of the Series D Preferred Stock will adjust to equal the rights, preferences and privileges of the next round of financing at the option of the holder. The descriptions of the Merger Agreement and Amendment No. 1 to the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, which was previously filed as Exhibit 10.87 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 16, 2005, and to Amendment No. 1 to the Merger Agreement filed as Exhibit 10.94 of the Current Report on Form 8-K filed on November 1, 2005

Also on October 26, 2005, the Company completed the transactions contemplated by that certain Purchase Agreement (the “Purchase Agreement”) dated as of September 12, 2005 by and among Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings (“Company”) and Platinum Equity, LLC (“Platinum”), EnergyTRACS Acquisition Corp. (the “Foresight Seller”) and Milgo Holdings, LLC (the “Process Seller” and together with Platinum and the Foresight Seller, the “Sellers”) for the acquisition of 100% of the Equity Interests in David Corporation, ProfitKey International, LLC, Foresight Software, Inc. and Process Software, LLC (the “Acquisition”). Pursuant to the Purchase Agreement, Platinum sold, assigned and delivered 100% of the common stock, no par value per share of the David Corporation, a California Corporation and a 100% membership interest in ProfitKey International LLC, a Delaware limited liability company, the Foresight Seller sold, assigned and delivered 100% of the common stock, par value $0.01 per share of the Foresight Software, Inc., a Delaware corporation and the Process Seller sold, assigned and delivered a 100% membership interest in Process Software, LLC, a Delaware limited liability company to the Company in exchange for the payment of an aggregate of twelve million dollars ($12,000,000) in cash. These four companies are collectively referred to as “Process and Affiliates”. The Purchase Agreement has previously been filed as Exhibit 10.86 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 16, 2005 and is incorporated herein by reference.

This unaudited pro forma information should be read in conjunction with the consolidated financial statements of the Company included in our Annual Report filed on Form 10-KSB for the year ended June 30, 2005 and our Quarterly Report filed on Form 10-QSB for the three months ended September 30, 2005 filed on November 14, 2005. In addition, this pro forma information should be read in conjunction with the financial statements of Tesseract for the years ended June 30, 2005 and 2004 and with the financial statements of Process and Affiliates for the years ended June 30, 2005 and 2004, both of which are included within this Amendment to Current Report on Form 8-K/A.

The following unaudited pro forma statement of operations for the year ended June 30, 2005 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the October 26, 2005 acquisition of Tesseract, and Process and Affiliates as if the transaction occurred on July 1, 2004. The pro forma statement of operations combines the results of operations of the Company for the year ended June 30, 2005 with the results of operations of Tesseract, and Process and Affiliates for the year ended June 30, 2005. Pro forma adjustments include decrease in intangible amortization, decrease in deferred revenue amortization, elimination of management fees paid to Platinum, interest on debt relating to this acquisition, amortization of financing costs, and accretion of the fair value of the warrants issued as part of this financing. Platinum was the sole owner of Tesseract, and Process and Affiliates at June 30, 2005.

The following unaudited pro forma statement of operations for the three months ended September 30, 2005 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the October 26, 2005 acquisition of Tesseract, and Process and Affiliates as if the transaction occurred on July 1, 2005. Such pro forma statement of operations combines the results of operations of the Company for the three months ended September 30, 2005 with the results of operations of Tesseract, and Process and Affiliates for the three months ended September 30, 2005. Pro forma adjustments include decrease in intangible amortization, decrease in deferred revenue amortization, elimination of management fees paid to Platinum, interest on debt relating to this acquisition, amortization of financing costs, and accretion of the fair value of the warrants issued as part of this financing.

The following unaudited pro forma balance sheet has been prepared in accordance with accounting principles generally accepted in the United States; gives effect to the October 26, 2005 acquisition of Tesseract, and Process and Affiliates and the financing raised in connection with the acquisition as if the acquisition and financing occurred on September 30, 2005; and combines the consolidated balance sheet of the Company as of September 30, 2005, which is included in the Company’s Quarterly Report filed on Form 10-QSB for the three months ended September 30, 2005 with the balance sheets of Tesseract, and Process and Affiliates as of September 30, 2005.

Under the purchase method of accounting, the estimated cost of approximately $14 million to acquire Tesseract, plus transaction costs, will be allocated to Tesseract’s underlying net assets at their respective fair values. Similarly, the estimated cost of approximately $12 million to acquire Process and Affiliates, plus transaction costs, will be allocated to their underlying net assets at their respective fair values. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price over the value of the net assets acquired has been allocated to goodwill. Intangible assets consisting of trade names, customer relationships, and developed technologies, are expected to be amortized over approximately seven years. At this time, the work needed to provide the basis for estimating these fair values, and amortization periods, has not been completed. As a result, the final allocation of the purchase price, intangible assets acquired, and their estimated useful lives, as well as the amount recorded as goodwill could differ materially. Accordingly, a change in the amortization period would impact the amount of annual amortization expense.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Tesseract, and Process and Affiliates been consummated as of the dates specified above.

WARP Technology Holdings, Inc.

Pro Forma Consolidated Condensed Balance Sheet

September 30, 2005

(Unaudited)

				Pro forma Adjustments
	WARP (A)	Tesseract (B)	Process and Affiliates (C)	Financing		Tesseract Purchase Accounting		Process and Affiliate Purchase Accounting		WARP Pro forma
Assets
Current assets:
Cash and cash equivalents	$751,033	$369,075	$947,953	$14,704,906	D	$(3,500,000)	G	$(12,000,000)	H	$1,272,967
Accounts receivable, net	2,129,875	64,673	1,677,514	—		—		—		3,872,062
Due from Platinum Equity, LLC and Affiliates	—	3,266,430	124,183	—		(3,275,685)	G	—		114,928
Prepaid expenses and other current assets	443,217	72,534	249,195	—		—		—		764,946

Total current assets	3,324,125	3,772,712	2,998,845	14,704,906		(6,775,685)		(12,000,000)		6,024,903
Property and equipment, net	246,688	4,339	79,618	—		—		—		330,645
Deferred financing cost, net	1,325,110	—	—	295,094	F	—		—		1,620,204
Intangible assets, net	16,462,587	47,150	5,638,961	—		3,919,650	G	(891,481)	H	25,176,867
Goodwill	7,601,420	—	1,642,765	—		12,094,214	G	6,998,535	H	28,336,934
Investment and other assets	1,086,360	—	111,154	—		(1,000,000)	G	—		197,514

Total assets	$30,046,290	$3,824,201	$10,471,343	$15,000,000		$8,238,179		$(5,892,946)		$61,687,067

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$997,060	$169,432	$312,678	$—		$—		$—		$1,479,170
Accrued expenses	3,579,633	407,048	833,740	—		84,000	G	266,000	H	5,170,421
Due to Platinum Equity, LLC and Affiliates	—	153,537	1,356,897	—		(153,537)	G	(1,039,123)	H	317,774
Note payable to Bristol Technology, Inc	500,000	—	—	—		—		—		500,000
Note payable	254,128	—	—	—		2,750,000	G	—		3,004,128
Deferred revenue	4,098,187	3,532,063	5,694,951	—		(1,681,030)	G	(2,879,758)	H	8,764,413
Due to ISIS	1,293,701	—	—	—		—		—		1,293,701

Total current liabilities	10,722,709	4,262,080	8,198,266	—		999,433		(3,652,881)		20,529,607
Subordinated notes payable	1,083,336	—	—	—		—		—		1,083,336
Senior notes payable	8,467,035	—	—	13,107,585	D,E	—		—		21,574,620
Other long term liabilities	41,602	50,867	33,012	—		—		—		125,481

Total liabilities	20,314,682	4,312,947	8,231,278	13,107,585		999,433		(3,652,881)		43,313,044
Commitments and Contingencies	—	—	—	—		—		—		—
Stockholders’ equity:
Preferred stock (Canadian subsidiary)	2	—	—	—		—		—		2
Series C Preferred Stock	13,936,644	—	—	—		—		—		13,936,644
Series D Preferred Stock	—	—	—	—		6,750,000	G	—		6,750,000
Shares of Common Stock to be issued for accrued dividends on Series C Preferred Stock	211,636	—	—	—		—		—		211,636
Shares of Common Stock to be issued for accrued interest on subordinated debt	42,500	—	—	—		—		—		42,500
Common stock	35	1	120,000	—		(1)	I	(120,000)	I	35
Additional paid-in capital	61,885,439	1,805,469	3,672,736	1,892,415	E	(1,805,469)	I	(3,672,736)	I	63,777,854
Deferred compensation	(870,562)	—	—	—		—		—		(870,562)
Accumulated other comprehensive loss	(62,664)	—	—	—		—		—		(62,664)
(Accumulated deficit) retained earnings	(65,411,422)	(2,294,216)	(4,259,470)	—		2,299,216	I	4,259,470	I	(65,411,422)
Member’s equity	—	—	2,706,799	—		—		(2,706,799)	I	—

Total stockholders’ equity	9,731,608	(488,746)	2,240,065	1,892,415		7,238,746		(2,240,065)		18,374,023

Total liabilities and stockholders’ equity	$30,046,290	$3,824,201	$10,471,343	$15,000,000		$8,238,179		$(5,892,946)		$61,687,067

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)

(A)	Reflects the historical financial position of the Company at September 30, 2005.

(B)	Reflects the historical financial position of Tesseract at September 30, 2005.

(C)	Reflects the historical financial position of Process and Affiliates at September 30, 2005

(D)	The Company used a credit facility previously secured with Fortress Credit Corp. (“Lender”) in order to complete the acquisition of Tesseract, and Process and Affiliates. The Lender made a loan of $15,000,000 under the credit facility. The cash received by the company is net of financing costs of $295,094.

(E)	The company issued 1,265,425 shares of warrants in connection with the $15,000,000 loan. The fair market value of these warrants, $1,892,415 as estimated by using the Black-Scholes method, adjusts the original amount of the loan down and increases the equity.

(F)	The Company has paid $295,094 for financing costs in connection with the financing raised, as it is included in other assets as deferred financing costs.

(G)	The following represents the acquisition of Tesseract and the preliminary allocation of the purchase price: The final allocation of the purchase price will be determined based on a comprehensive final evaluation of the fair value of the tangible and intangible assets acquired and liabilities assumed.

Calculation of Purchase Price for Tesseract:

Cash	$3,500,000
Advances to Platinum made prior to September 30, 2005	1,000,000
Promissory note and Working Capital Adjustment	2,750,000
Series D Preferred Stock (6,136,363 shares)	6,750,000
Transaction costs	84,000

Total purchase price	$14,084,000

Allocation of Purchase Price for Tesseract:

Assets:
Tesseract’s historical assets	$3,824,201
Write-up of intangibles assets consisting of trade names, developed technologies and customer relationships	3,919,650
Write-up of goodwill	12,094,214
Forgiveness of receivables due from Platinum	(3,275,685)
Liabilities:
Tesseract’s historical liabilities	(4,312,947)
Adjustment of deferred revenues to fair market value	1,681,030
Forgiveness of payables to Platinum	153,537

Total purchase price	$14,084,000

(H)	The following represents the acquisition of Process and Affiliates and the preliminary allocation of the purchase price: The final allocation of the purchase price will be determined based on a comprehensive final evaluation of the fair value of the tangible and intangible assets acquired and liabilities assumed.

Calculation of Purchase Price for Process and Affiliates:

Cash	$12,000,000
Transaction costs	266,000

Total purchase price	$12,266,000

Allocation of Purchase Price for Process and Affiliates:

Assets:
Process and Affiliates’ historical assets	$10,471,343
Write-down of intangibles assets consisting of developed technologies and customer relationships	(891,481)
Increase in goodwill	6,998,535
Liabilities:
Process and Affiliates’ historical liabilities	(8,231,278)
Adjustment of deferred revenues to fair market value	2,879,758
Forgiveness of payables to Platinum	1,039,123

Total purchase price	$12,266,000

(I)	Eliminate Tesseract’s stockholder’s equity of $488,746 and Process and Affiliates’ member’s and stockholder’s equity of $2,240,065 related to the pre-acquisition period.

WARP Technology Holdings, Inc.

Pro forma Consolidated Condensed Statements of Operations

Three Months ended September 30, 2005

(Unaudited)

	WARP (J)	Tesseract (K)	Process and Affiliates (L)	Pro forma Adjustment		WARP Pro forma
Revenue
Licenses	$1,314,569	$56,250	$877,518	$—		$2,248,337
Services	1,893,760	2,144,550	3,129,265	(1,929,564)	P	5,238,011

Total revenue	3,208,329	2,200,800	4,006,783	(1,929,564)		7,486,348
Cost of revenue
Cost of licenses	45,734	—	232,505	—		278,239
Cost of services	293,908	268,526	373,969	—		936,403

Total cost of revenue	339,642	268,526	606,474	—		1,214,642

Gross Profit	2,868,687	1,932,274	3,400,309	(1,929,564)		6,271,706
Product development	956,557	162,500	636,011	—		1,755,068
Sales, marketing and business development	1,372,525	51,194	355,697	—		1,779,416
General and administrative	1,315,926	818,388	1,064,075	—		3,198,389
Amortization of intangibles	486,432	47,151	366,610	(118,274)	O	781,919
Platinum management fees	—	50,000	(317,130)	267,130	Q	—

Income (Loss) before interest	(1,262,753)	803,041	1,295,046	(2,078,420)		(1,243,086)
Interest (expense) income	(1,296,102)	25,101	203,533	(653,488)	R, S, T	(1,720,956)

Net Income (loss) before income taxes	(2,558,855)	828,142	1,498,579	(2,731,908)		$(2,964,042)
Income taxes	52,163	30	2,061	—	U	54,254

Net Income (loss)	$(2,611,018)	$828,112	$1,496,518	$(2,731,908)		$(3,018,296)

Computation of loss applicable to common shareholders
Net Income (loss) before beneficial conversion and preferred dividends	$(2,611,018)	$828,112	$1,496,518	$(2,731,908)		$(3,018,296)
Beneficial conversion and preferred dividends	(220,179)	—	—	—		(220,179)

Income (Loss) attributable to common stockholders	$(2,831,197)	$828,112	$1,496,518	$(2,731,908)		$(3,238,475)

Basic and diluted net loss per share	$(0.88)					$(1.01)

Weighted-average shares outstanding	$3,209,597					3,209,597

See accompanying notes to unaudited pro forma consolidated condensed financial statement

WARP Technology Holdings, Inc.

Pro forma Consolidated Condensed Statements of Operations

Year ended June 30, 2005

(Unaudited)

	WARP (J)	Tesseract (M)	Process and Affiliates (N)	Pro forma Adjustment		WARP Pro forma
Revenue
Licenses	$2,986,752	$762,585	$2,463,329	$—		$6,212,666
Services	2,137,170	9,136,808	13,654,402	(4,560,788)	P	20,367,592

Total revenue	5,123,922	9,899,393	16,117,731	(4,560,788)		26,580,258
Cost of revenue
Cost of licenses	151,051	85,647	684,046	—		920,744
Cost of services	396,490	1,522,840	1,785,936	—		3,705,266

Total cost of revenue	547,541	1,608,487	2,469,982	—		4,626,010

Gross Profit	4,576,381	8,290,906	13,647,749	(4,560,788)		21,954,248
Product development	1,589,099	1,803,455	3,412,322	—		6,804,876
Sales, marketing and business development	3,652,117	239,348	1,613,641	—		5,505,106
General and administrative	4,042,702	2,747,054	4,072,574	—		10,862,330
Amortization of intangibles	946,063	188,603	1,412,500	(419,155)	O	2,128,011
Platinum management fees	—	2,575,000	2,916,046	(5,491,046)	Q	—
Late filing penalty	1,033,500	—	—	—		1,033,500
Intangible impairment	62,917	—	—	—		62,917
Goodwill impairment	3,893,294	—	—	—		3,893,294

Income (Loss) before interest	(10,643,311)	737,446	220,666	1,349,413		(8,335,786)
Interest (expense) income	(4,631,683)	167,663	(38,172)	(2,416,074)	R, S, T	(6,918,266)

Net Income (loss) before income taxes	(15,274,994)	905,109	182,494	(1,066,661)		(15,254,052)
Income taxes (benefit)	97,945	(2,281)	22,707	—	U	118,371

Net Income (loss)	$(15,372,939)	$907,390	$159,787	$(1,066,661)		$(15,372,423)

Computation of loss applicable to common shareholders
Net Income (loss) before beneficial conversion and preferred dividends	$(15,372,939)	$907,390	$159,787	$(1,066,661)		$(15,372,423)
Beneficial conversion and preferred dividends	(7,510,590)	—	—	—		(7,510,590)

Income (Loss) attributable to common stockholders	$(22,883,529)	$907,390	$159,787	$(1,066,661)		$(22,883,013)

Basic and diluted net loss per share	$(11.97)					$(11.97)

Weighted-average shares outstanding	1,912,033					1,912,033

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

(J)	Reflects the Company’s historical statement of operations for the three months ended September 30, 2005 and the year ended June 30, 2005.

(K)	Reflects Tesseract’s historical statement of operations for the three months ended September 30, 2005.

(L)	Reflects Process and Affiliates’ historical statement of operations for the three months ended September 30, 2005.

(M)	Reflects the historical operations of Tesseract for the year ended June 30, 2005, including various reclassifications to conform to the company’s financial statement presentation.

(N)	Reflects the historical operations of Process and Affiliates for the year ended June 30, 2005, including various reclassifications to conform to the company’s financial statement presentation.

(O)	To record the decreased amortization of intangibles for the three months ended September 30, 2005 for $118,274. To record decreased amortization of intangibles for the year ended June 30, 2005 of $419,155. The decrease in the amortization results from the increase in the estimated useful lives of the intangible assets acquired.

(P)	To record the decrease in amortization of the deferred revenue as a result of a fair value adjustment of $1,929,564 and $4,560,788 for the three months ended September 30, 2005 and for the year ended June 30, 2005, respectively, which is included in services revenue.

(Q)	Elimination of Platinum fees / (credits) of ($267,130) and $5,491,046 for the three months ended September 30, 2005 and for the year ended June 30, 2005, respectively as Tesseract, and Process and Affiliates will operate on their own and will not have these costs.

(R)	Record interest expense of $516,769 and $1,869,197 for the three months ended September 30, 2005 and for the year ended June 30, 2005, respectively, on the debt raised by the Company in connection with the acquisition of Tesseract, and Process and Affiliates.

(S)	To record amortization of deferred financing cost of $18,443 and $73,773 for the three months ended September 30, 2005 and for the year ended June 30, 2005, respectively, which is included in interest expense.

(T)	To record accretion of fair market value of the warrants issued in connection with the debt raised of $118,276 and $473,104 for the three months ended September 30, 2005 and for the year ended June 30, 2005, respectively, which is included in interest expense.

The following summarizes the adjustment to interest expense:

Note	Year Ended June 30, 2005	Three Months Ended September 30, 2005
(R)	$1,869,197	$516,769
(S)	73,773	18,443
(T)	473,104	118,276

	$2,416,074	$653,488

(U)	The Company did not record an income tax benefit because the company provided a full valuation allowance against the deferred tax asset.